As filed with the Securities and Exchange Commission on November 4, 1994.
                                                    REGISTRATION NO. 33-_____
- ------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    _____________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    _____________
                           BALDWIN TECHNOLOGY COMPANY, INC.
                (Exact name of Registrant as specified in its charter)

                          DELAWARE                        13-3258160

                (State or other jurisdiction of          (IRS Employer
                 incorporation or organization)           Identification No.)
                                    _____________
                                  65 ROWAYTON AVENUE
                             ROWAYTON, CONNECTICUT 06853
                                    (203) 838-7470
            (Address, including zip code, of Principal Executive Offices)
                                    ______________
                   BALDWIN TECHNOLOGY COMPANY, INC. SECOND AMENDED
                         AND RESTATED 1986 STOCK OPTION PLAN

                                         AND

        SHARES ISSUABLE UPON ACHIEVEMENT OF PERFORMANCE CONDITIONS UNDER THE
            EMPLOYMENT AGREEMENT, EFFECTIVE AS OF AUGUST 5, 1993, BETWEEN
                 BALDWIN TECHNOLOGY COMPANY, INC. AND GERALD A. NATHE
                              (Full title of the Plans)
                                    _____________
                                   WENDELL M. SMITH
                                CHAIRMAN OF THE BOARD
                           BALDWIN TECHNOLOGY COMPANY, INC.
                                  65 ROWAYTON AVENUE
                             ROWAYTON, CONNECTICUT 06853
                                    (203) 838-7470
                        (Name, address, and telephone number,
                      including area code, of agent for service)

                                    _____________

                                      COPIES TO:
                           SAMUEL B. FORTENBAUGH III, ESQ.
                               MORGAN, LEWIS & BOCKIUS
                                   101 PARK AVENUE
                              NEW YORK, NEW YORK  10178
                                    (212) 309-6070
                                    _____________

                           CALCULATION OF REGISTRATION FEE

                                 PROPOSED      PROPOSED
                                 MAXIMUM       MAXIMUM
TITLE OF          AMOUNT         OFFERING      AGGREGATE     AMOUNT OF
SECURITIES TO     TO BE          PRICE PER     OFFERING      REGISTRA-
BE REGISTERED     REGISTERED     SHARE (1)     PRICE (1)     TION FEE (1)
=========================================================================
Class A
Common Stock,      500,000        $5.9375      $2,968,75     $1,023.71
par value          shares
$0.01              (2)(3)
per share
==========================================================================

     (1) Calculated pursuant to Rule 457(c) and (h) , based upon the average of the high and low prices for the Class A Common Stock on the American Stock Exchange on November 1, 1994, solely for purposes of calculating the registration fee.

     (2) Comprised of 300,000 shares issuable pursuant to the Company's Second Amended and Restated 1986 Stock Option Plan and 200,000 shares issuable upon achievement of specified performance conditions pursuant to the Employment Agreement, effective as of August 5, 1993, between the Company and Gerald A. Nathe.

     (3) Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with anti-dilution provisions of the Company's Second Amended and Restated 1986 Stock Option Plan and the Employment Agreement, effective as of August 5, 1993, between the Company and Gerald A. Nathe.

                                  EXPLANATORY NOTES
                                  _________________


               This Registration Statement includes a form of prospectus to be used by Gerald A. Nathe, who may be deemed to be an affiliate of the Company, in connection with the resale of 40,000 shares of Class A Common Stock received by him pursuant to the Employment Agreement, effective as of August 5, 1993, between the Company and him.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


          Item 1.   Plan Information.
                    ________________

               Omitted as permitted.


          Item 2.   Registrant Information and Employee Plan Annual
                    Information.
                    ___________

               Omitted as permitted.

          Prospectus

                                    40,000 Shares

                           BALDWIN TECHNOLOGY COMPANY, INC.

                                 Class A Common Stock
                                  __________________


               This Prospectus relates to the offer and sale of up to 40,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Baldwin Technology Company, Inc. ("Baldwin" or the "Company"). The Shares have been or will be acquired by Gerald A. Nathe (the "Selling Stockholder") pursuant to the Employment Agreement, effective as of August 5, 1993, between the Company and the Selling Stockholder. All of the Shares offered hereby may be sold from time to time by and for the account of the Selling Stockholder or any other selling stockholder named in this Prospectus or in a supplement to this Prospectus. See "Selling Stockholder." The methods of sale of the Shares offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

               The  Selling  Stockholder  and any  broker  or  dealers that participate in the distribution of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the
          Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit received by such broker or dealers on the resale of the Shares may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, disclosing among other things the name of such broker or dealer, the number of Shares involved, the price at which such Shares are being sold and the commissions paid or the discounts or concessions allowed to such broker or dealer.

               There is no assurance that the Selling Stockholder will sell any or all of the Shares. The Common Stock of the Company is
          listed on the American Stock Exchange (Symbol: BLD). On November 1, 1994, the closing price of the Common Stock was $6.00 per share.


                             ____________________________
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COM-
                   MISSION OR ANY STATE SECURITIES COMMISSION PASSED
                        UPON THE ACCURACY OR ADEQUACY OF THIS
                        PROSPECTUS.  ANY REPRESENTATION TO THE
                           CONTRARY IS A CRIMINAL OFFENSE.
                             ____________________________


                   The date of this Prospectus is November 4, 1994

               No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or in the affairs of the Company since the date hereof.

               A registration statement on Form S-8 in respect of the Shares offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission described under "Available Information."


                                AVAILABLE INFORMATION

               The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
          Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
                                         -2-

               The Common Stock is listed on the American Stock Exchange. Copies of the Company's reports, proxy and information statements and other information can also be inspected at the American Stock Exchange.


                         DOCUMENTS INCORPORATED BY REFERENCE

               The following documents are incorporated by reference into this Prospectus:

               (1) The Company's Annual Report on Form 10-K filed for the Company's fiscal year ended June 30, 1994;


               (2) The Company's Quarterly Report on Form 10-Q for the Company's fiscal quarter ended September 30, 1994; and

               (3) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on November 20, 1986, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Baldwin Technology Company, Inc., 65 Rowayton Avenue, Rowayton, Connecticut 06853, telephone: (203) 838-7470
          Attention:  Secretary.

                                     THE COMPANY

               Baldwin Technology Company, Inc. is a leading multi-national manufacturer of material handling, accessory, control and pre-press equipment for the printing industry. The Company offers its customers a broad range of products designed to enhance the productivity and increase the cost-efficiency of printing presses while addressing the environmental concerns and safety issues involved in the printing process. Baldwin's products include cleaning systems, fountain solution and ink control systems, press and web control systems, web and material handling systems, newspaper inserter equipment and automated imposition and plate exposure equipment.

               The Company sells its products both to printers to upgrade the quality and capability of existing presses and to printing press manufacturers which incorporate the Company's products with their own equipment for sale to printers. The Company has product development and manufacturing facilities, as well as sales and service operations, in its three major sectors: the Americas, Europe and Asia Pacific.

                                   USE OF PROCEEDS

               The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder.


                                 SELLING STOCKHOLDER

               The Selling Stockholder is an officer and director of the Company and may be deemed to be an "affiliate" of the Company within the meaning of the 1933 Act. The following table and text indicate the nature of any position, office or other material relationship of the Selling Stockholder with the Company or its affiliates within the past three years; the number of shares of the outstanding Common Stock of the Company owned by the Selling Stockholder as of September 30, 1994; the number of such shares which may be sold for the account of the Selling Stockholder pursuant to this Prospectus and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby.


                     Number                      Number       Percentage
                     Of Shares     Shares        Of Shares    Of Shares
Selling              Owned         Which         Owned        Owned
Stockholder          Before Sale   May be Sold   After Sale   After Sale
___________________  ____________  ____________  __________   ___________

 Gerald A. Nathe       458,142       40,000       418,142         2.6%

               Gerald A. Nathe has served as President of the Company since August 1993, as a director of the Company since 1987 and as a Vice President of the Company from July 1990 through August 1993. He has also served as President of Baldwin Americas Corporation, a subsidiary of the Company, since he joined the Company in 1990.



                                 PLAN OF DISTRIBUTION

               The Shares may be sold by the Selling Stockholder or by his pledgees, donees, transferees or other successors in interest. In addition to any such number of Shares sold hereunder, the Selling Stockholder may, at the same time, sell any shares of Common Stock owned by him (including the Shares) in compliance with the applicable requirements of Rule 144, regardless of whether such shares are covered by this Prospectus. Such sales may be made on one or more exchanges, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales.

               Upon the Company's being notified by the Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the names of the Selling
          Stockholder and such participating broker or dealer, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker or dealer, (e) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

               There is no assurance that the Selling Stockholder will sell any or all of the Shares offered hereby.

               The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


                                   INDEMNIFICATION

               Section 145 of  the General Corporation Law of  the State of
          Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim, and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to
          Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Company provides that the directors of the Company, individually or collectively, shall not be held personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (4) for any transactions from which the director derives an improper personal benefit. The By-Laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law. The Company also currently maintains a directors' and officers' liability insurance policy for the benefit of its management and directors.

               Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                       PART II

                             INFORMATION REQUIRED IN THE
                               REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference.
                    _______________________________________

               The following documents filed by Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

               (a) The latest Annual Report of the Company on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (b) All other reports filed by the Company since the end of the fiscal year covered by the Annual Report referred to above; and

               (c) The description of the Company's Common Stock registered under the Exchange Act contained in the Company's Form 8-A, filed on November 20, 1986, including any amendments or reports filed for the purpose of updating such description.

               All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

               Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


          Item 4.   Description of Securities.
                    _________________________

               Not applicable.


          Item 5.   Interests of Named Experts and Counsel.
                    ______________________________________

               Not applicable.

          Item 6.   Indemnification of Directors and Officers.
                    _________________________________________

               Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation of the Company provides that the directors of the Company, individually or collectively, shall not be held personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors, except that any director shall remain liable (1) for any breach of the director's fiduciary duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for liability under Section 174 of the General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (4) for any transactions from which the director derives an improper personal benefit. The By-Laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law. The Company also currently maintains a directors' and officers' liability insurance policy for the benefit of its management and directors.


          Item 7.   Exemption from Registration Claimed.
                    ___________________________________

               To the extent, if any, that the offer and sale of the Shares by the Company to the Selling Stockholder require an exemption from registration, such offer and sale were exempt from registration pursuant to Section 4(2) of the 1993 Act.

          Item 8.   Exhibits.
                    ________

             Exhibit     Description
             _______     ___________

               4.1 Employment Agreement, effective as of August 5, 1993, between the Company and Gerald A. Nathe (incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

               4.2 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 4, 1986 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Reg. No. 33-10028).

               4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on
                         November 21,  1988 (incorporated  by reference  to
                         Exhibit 3.2 to the Company's Registration Statement on Form S-1, Reg. No. 33-26121).

               4.4 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 20, 1990 (incorporated by reference to
                         Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1991).

               4.5       By-Laws of the Company, as amended.

               5.1       Opinion of Morgan, Lewis & Bockius.

              23.1       Consent of Price Waterhouse, independent accountants.

              23.2       Consent of  Morgan, Lewis &  Bockius (included  in
                         Exhibit 5.1).

               24 Powers of Attorney (included on Page II-5 of this Registration Statement).


          Item 9.   Undertakings
                    ____________

                  (a)  The undersigned registrant hereby undertakes:

                    (1)   To  file, during  any period  in which  offers or
          sales   are  being  made,  a  post-effective  amendment  to  this
          Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
          Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Com-mission such indemnification is against public policy as ex-pressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or pro-ceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Rowayton, State of Connecticut, on October 31, 1994.

                                        BALDWIN TECHNOLOGY COMPANY, INC.

                                        By  /s/Wendell M. Smith
                                            _____________________________
                                            Wendell M. Smith
                                            Chairman of the Board
                                            and Chief Executive Officer

             Each person whose signature appears below constitutes and appoints Wendell M. Smith, William J. Lauricella and Helen P. Oster, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration State-ment and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date or dates indicated.

          /s/Wendell M. Smith       Chairman of the Board,   October 31, 1994
          ________________________  Chief Executive
          Wendell M. Smith          Officer and Director
                                    (Principal Executive
                                    Officer)

          /s/Gerald A. Nathe        President and Director   October 31, 1994
          ________________________  Director
          Gerald A. Nathe


          /s/William J. Lauricella  Chief Financial          October 31, 1994
          ________________________  Officer
          William J. Lauricella     and Treasurer
                                    (Principal Financial
                                    Officer)

          /s/Warren W. Smith             Chief Accounting    October 31, 1994
          ____________________________   Office (Principal
          Warren W. Smith                Accounting Officer)


          /s/Akira Hara                  Vice President      October 31, 1994
          ____________________________   and Director
          Akira Hara


          /s/D. John Youngman            Vice President      October 31, 1994
          ____________________________   and Director
          D. John Youngman


          /s/Judith G. Hyers             Director            October 31, 1994
          ____________________________
          Judith G. Hyers


          /s/Samuel B. Fortenbaugh III   Director            October 31, 1994
          ____________________________
          Samuel B. Fortenbaugh III


          /s/M. Richard Rose             Director            October 31, 1994
          ____________________________
          M. Richard Rose


          /s/Ralph R. Whitney, Jr.       Director            October 31, 1994
          ____________________________
          Ralph R. Whitney, Jr.

                                    EXHIBIT INDEX

                                                                Sequentially
                                                                Numbered
       Exhibit  Description                                     Page
       _______  ___________                                     ________

          4.1 Employment Agreement, effective as of August 5, 1993, between the Company and Gerald A. Nathe (incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994).

          4.2 Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 4, 1986 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, Reg. No. 33-10028).

          4.3 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 21, 1988 (incorporated by reference to
                Exhibit 3.2 to the Company's Registration
                Statement on Form S-1, Reg. No. 33-26121).

          4.4 Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 20, 1990 (incorporated by reference to
                Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30,
                1991).

          4.5   By-Laws of the Company, as amended.

          5.1   Opinion of Morgan, Lewis & Bockius.

         23.1 Consent of Price Waterhouse, independent accountants.

         23.2   Consent of Morgan, Lewis & Bockius (included in
                Exhibit 5.1).

         24     Powers of Attorney (included on Page II-5 of the
                Registration Statement).